Exhibit 99.1

Entorian Technologies Reports Second Quarter 2008 Financial Results

AUSTIN, Texas--(BUSINESS WIRE)--Entorian Technologies Inc. (NASDAQ: ENTN), a leading provider of vertical technologies and solutions to OEMs, announced financial results for the second quarter ended June 30, 2008.

Second Quarter 2008 Results

Total revenue for the quarter was $8.9 million, which was in line with the company’s previously stated guidance. This compares to $8.6 million in the first quarter of 2008, and $8.2 million in the second quarter of 2007. Product revenue was $7.7 million, compared to $7.2 million in the previous quarter, and $7.5 million in the second quarter of 2007. License revenue was $1.2 million, compared to $1.4 million in the previous quarter and $775,000 in the second quarter of 2007.

Under generally accepted accounting principles (GAAP), the net loss for the second quarter was $4.0 million, or ($0.09) per diluted share, compared to a net loss in the previous quarter of $5.9 million, or ($0.13) per diluted share, which included a charge of approximately $1.6 million associated with M&A initiatives, inventory adjustments and litigation expenses. In the second quarter of 2007, the net loss was $4.1 million, or ($0.09) per diluted share. The second quarter 2008 operating loss was $4.4 million, compared to an operating loss of $6.6 million in the previous quarter and $3.6 million in the second quarter of 2007.

Excluding non-cash charges for stock-based compensation, amortization and impairment of acquisition intangibles, the non-GAAP net loss was $2.4 million, or ($0.05) per diluted share, compared to the non-GAAP net loss of $4.4 million, or ($0.09) per diluted share, in the previous quarter. The non-GAAP net loss in the second quarter of 2007 was $452,000, or ($0.01) per diluted share. A reconciliation of GAAP results to non-GAAP results has been provided in the financial statement tables following the text of this press release.

Cash, cash equivalents and short-term investments on June 30, 2008 were $52.2 million, compared to $53.7 million on March 31, 2008. During the second quarter of 2008, the company repurchased approximately 85,000 shares of its common stock under its repurchase program at a cost of approximately $86,000.

Business Summary

“With our acquisition of Augmentix Corporation in July, we expanded our core product portfolio, adding rugged notebook and server solutions targeted to vertical markets, such as the military, as well as other federal, state and local agencies and organizations,” stated Wayne Lieberman, the chief executive officer of Entorian Technologies. “Our technologies enable OEMs to more effectively pursue these markets, which in aggregate represent a significant growth opportunity. In particular, this acquisition broadens our customer base to include a major additional OEM, and provides us with the opportunity to market our existing technologies into these new, high-growth markets, which traditionally offer higher average selling prices and gross margins,” concluded Mr. Lieberman.

Business Outlook

Entorian expects third quarter 2008 revenue to be approximately $17 million to $19 million. Additional financial details regarding the company’s business outlook will be provided during its conference call at 3:30 p.m. Central time (4:30 p.m. Eastern time) today, August 13, 2008.

Web Cast and Conference Call

Entorian will host a conference call and web cast with investors today, August 13, 2008, at 3:30 p.m. Central time (4:30 p.m. Eastern time) to discuss the second quarter financial results and the business outlook for the third quarter of 2008. Investors and other interested parties may access the call by dialing 1-888-599-4879 in the U.S. (913-312-0733 outside of the U.S.), with the confirmation code 6422806, at least 10 minutes prior to the start of the call. In addition, an audio web cast will be available through the Entorian web site at http://entorian.com. A replay will be available for 2 business days following the call at 1-888-203-1112 in the U.S. (719-457-0820 outside of the U.S.), confirmation code 6422806.

Cautionary Language

This press release contains forward-looking statements. These statements are generally accompanied by words such as “expect,” “anticipate,” “believe,” “estimate,” and similar expressions. These statements include our estimates of third quarter 2008 revenue. We do not have long-term agreements with our customers or sufficient backlog to rely upon when forecasting results, so our future performance is very difficult to predict. Our forward-looking statements are based on our current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Risks and uncertainties that may cause future results to differ include, but are not limited to, transitions in the technologies utilized by OEMs and others (including but not limited to increased use of dual-die and planar solutions and a continuing shift from DDR-1 to DDR-2) and the resulting impact on our business; reduced DRAM pricing and less demand for our products, due to a DRAM oversupply in certain instances; our inability to successfully integrate our acquisitions of Augmentix Corporation and Southland Micro Systems; the potential loss of key employees resulting from acquiring Augmentix and Southland Micro; the risk of diverting management’s time and attention from the normal daily operations of the business to integrate Augmentix and Southland Micro Systems; having significant customer concentration and the impact on our operating results of a material decline in orders from any customer or of a consolidation of our customers; the risk that a competitor or significant customer develops or adopts an alternative solution or competing product; the risk that demand for our solutions is lower than expected; the risk that our average selling prices decline during the period more than we expect because of competitive pressures, substituted products or overall reduced demand for systems that incorporate our technologies; an increased risk associated with the volatility of the price of DRAM, given our increased purchases of DRAM as a result of our acquisition of Southland; the risks associated with expanding into new markets without past experience in those markets and to releasing new products generally; the risk that our new technologies are not completed, tested or accepted in a timely fashion; the risk that we are unable to protect our intellectual property rights; the risk that we are unable to productize or monetize the intellectual property that we develop; the area in Mexico in which we manufacture is subject to earthquakes, fires, flooding and other natural disasters, for some of which we are not insured; the risk that we will be unable to enter into additional license agreements to license our technologies; the risks associated with intellectual property litigation or other litigation; the risk that our customers or we are unable to obtain adequate memory or other materials; the risk that we incur problems in our manufacturing processes or facilities or that we are unable to maintain or improve our manufacturing capacity and turnaround times; risks related to qualifying our current or future products in our customers’ future products; risks related to increasing our royalty-based revenue; risks associated with competing with larger companies and companies with market share where we are targeting expansion; risks related to product liability claims in the event our services and technologies are used in defective products or include defective parts; risks associated with failing to achieve standardization of certain of our products (such as ArctiCore) from JEDEC; risks associated with acquiring other businesses or technologies in the future; our inability to identify companies to acquire; the risks of seasonality, to which we are subject; and the risks associated with our dependence on a few key personnel to manage our business effectively.

For a discussion of these and other factors that could impact our financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to our recent filings with the Securities and Exchange Commission, and in particular, our Form 10-K filed on March 14, 2008. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Non-GAAP Financial Measurements

In addition to the GAAP results provided by this document, the Company has provided non-GAAP financial measurements that present operating income, net income and earnings per diluted share on a basis excluding non-cash charges for stock-based compensation and amortization and impairment of acquisition intangibles and the associated income tax effect. Details of these excluded items are presented in one of the tables below, which reconcile the GAAP results to non-GAAP financial measurements described in this press release. Also, this press release, the associated tables and the reconciliation from GAAP results to additional non-GAAP financial measurements that may be discussed in the second quarter 2008 earnings conference call can be found on the Company's web site at http://entorian.com. Entorian has chosen to provide non-GAAP financial measurements to investors because it believes that excluding certain charges represents a better basis for the comparison of its current results to the results of its peer companies. In addition, the Company believes that it provides a means to highlight the results of core ongoing operations to investors. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

About Entorian Technologies

Entorian Technologies Inc. (NASDAQ: ENTN) is a leading provider of vertical technologies and solutions to OEMs. With an IP portfolio of more than 200 patents and pending patent applications, the company offers high-speed, high-capacity solutions, and technology licensing. Headquartered in Austin, Texas, Entorian operates an ISO-certified manufacturing facility in Reynosa, Mexico. Entorian’s subsidiary, Augmentix Corporation, provides military, enterprise and government customers with mission-critical computing solutions for rugged environments. Augmentix servers and mobile products combine best-in-class technologies and standardized components from industry leader Dell, with proven ruggedization methods from Augmentix. Its rugged systems are environmentally robust and technologically advanced. For more information, go to www.entorian.com and www.augmentix.com.

Entorian is a trademark of Staktek Group LP.

ENTORIAN TECHNOLOGIES INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data; unaudited)

	Three Months Ended
	Jun. 30,	Mar. 31,	Jun. 30,
	2008	2008	2007
Revenue:
Product	$7,677	$7,212	$7,464
License	$1,236	1,400	775
Total revenue	8,913	8,612	8,239
Cost of revenue:
Product (1)	8,382	8,913	5,729
Amortization and impairment of acquisition intangibles	763	588	1,103
Total cost of revenue	9,145	9,501	6,832
Gross profit (loss)	(232)	(889)	1,407
Operating expenses:
Selling, general and administrative (1)	2,727	4,229	3,389
Research and development (1)	1,093	1,304	1,493
Restructuring	214	-	-
Amortization of acquisition intangibles	167	186	138
Total operating expenses	4,201	5,719	5,020
Loss from operations	(4,433)	(6,608)	(3,613)
Other income (expense):
Interest income	352	506	839
Interest expense	(3)	(3)	(6)
Other, net	29	28	(21)
Total other income, net	378	531	812
Loss before income taxes	(4,055)	(6,077)	(2,801)
Provision (benefit) for income taxes	(52)	(215)	1,307
Net loss	$(4,003)	$(5,862)	$(4,108)
Loss per share:
Basic	$(0.09)	$(0.13)	$(0.09)
Diluted	$(0.09)	$(0.13)	$(0.09)
Shares used in computing loss per share:
Basic	46,763	46,737	47,380
Diluted	46,763	46,737	47,380

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$84	$83	$110
Selling, general and administrative expense	494	474	1,273
Research and development expense	111	120	238
	$689	$677	$1,621

ENTORIAN TECHNOLOGIES INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data; unaudited)

	Six Months Ended
	Jun. 30,	Jun. 30,
	2008	2007
Revenue:
Product	$14,889	$14,646
License	2,636	2,271
Total revenue	17,525	16,917
Cost of revenue:
Product (1)	17,295	11,577
Amortization and impairment of acquisition intangibles	1,351	2,803
Total cost of revenue	18,646	14,380
Gross profit	(1,121)	2,537
Operating expenses:
Selling, general and administrative (1)	6,956	6,728
Research and development (1)	2,397	3,269
Restructuring	214	-
Amortization of acquisition intangibles	353	276
Total operating expenses	9,920	10,273
Loss from operations	(11,041)	(7,736)
Other income (expense):
Interest income	858	1,675
Interest expense	(6)	(8)
Other, net	57	(53)
Total other income, net	909	1,614
Loss before income taxes	(10,132)	(6,122)
Provision (benefit) for income taxes	(267)	922
Net loss	$(9,865)	$(7,044)
Loss per share:
Basic	$(0.21)	$(0.15)
Diluted	$(0.21)	$(0.15)
Shares used in computing loss per share:
Basic	46,750	47,414
Diluted	46,750	47,414

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$167	$211
Selling, general and administrative expense	968	2,513
Research and development expense	231	484
	$1,366	$3,208

ENTORIAN TECHNOLOGIES INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data; unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2008	2008	2007
GAAP loss from operations	$(4,433)	$(6,608)	$(3,613)
Non-GAAP adjustments:
Amortization and impairment of acquisition intangibles	930	774	1,241
Stock-based compensation expense	689	677	1,621
Total non-GAAP adjustments	1,619	1,451	2,862
Non-GAAP loss from operations	$(2,814)	$(5,157)	$(751)

GAAP net loss	$(4,003)	$(5,862)	$(4,108)
Total non-GAAP adjustments affecting loss from operations	1,619	1,451	2,862
Tax adjustment(1)	(10)	18	794
Non-GAAP net loss	$(2,394)	$(4,393)	$(452)

Shares used in calculating non-GAAP diluted loss per share	46,763	46,737	47,380

Non-GAAP diluted loss per share	$(0.05)	$(0.09)	$(0.01)

(1) The non-GAAP tax adjustment represents the tax effect of the non-GAAP adjustments.

ENTORIAN TECHNOLOGIES INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data; unaudited)

	Six Months Ended
	June 30,	June 30,
	2008	2007
GAAP loss from operations	$(11,041)	$(7,736)
Non-GAAP adjustments:
Amortization and impairment of acquisition intangibles	1,704	3,079
Stock-based compensation expense	1,366	3,208
Total non-GAAP adjustments	3,070	6,287
Non-GAAP loss from operations	$(7,971)	$(1,449)

GAAP net loss	$(9,865)	$(7,044)
Total non-GAAP adjustments affecting loss from operations	3,070	6,287
Tax adjustment(1)	8	375
Non-GAAP net loss	$(6,787)	$(382)

Shares used in calculating non-GAAP diluted loss per share	46,750	47,414

Non-GAAP diluted loss per share	$(0.15)	$(0.01)

(1) The non-GAAP tax adjustment represents the tax effect of the non-GAAP adjustments.

ENTORIAN TECHNOLOGIES INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)

	Jun. 30,	Dec. 31,
	2008	2007
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$41,005	$34,013
Investments	4,145	27,912
Accounts receivable	5,095	5,681
Inventories	3,928	2,921
Prepaid expenses	933	633
Income tax recoverable	1,924	1,969
Deferred tax asset	148	143
Other current assets	1,347	916
Total current assets	58,525	74,188
Property, plant and equipment, net	8,072	9,212
Long-term investments	7,038	-
Goodwill	4,953	4,953
Other intangibles, net	9,178	10,826
Other assets	46	234
Total assets	$87,812	$99,413

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,536	$3,348
Accrued compensation	1,989	1,428
Accrued liabilities	2,112	3,056
Current maturities of capitalized lease obligations	21	21
Total current liabilities	5,658	7,853
Capitalized lease obligations, less current maturities	44	54
Other accrued liabilities	181	199
Deferred tax liabilities	37	38

Stockholders' equity:
Capital stock	164,730	163,350
Treasury stock	(25,751)	(25,601)
Accumulated other comprehensive gain (loss)	(698)	44
Accumulated deficit	(56,389)	(46,524)
Total stockholders' equity	81,892	91,269
Total liabilities and stockholders' equity	$87,812	$99,413

CONTACT:
Entorian Technologies Inc.
Company Contact:
Kirk Patterson, 512-454-9531
Senior Vice President and CFO
investors@entorian.com
or
Investor Contact:
Shelton Investor Relations
For Entorian Technologies Inc.
Beverly Twing, 972-239-5119 x 126
investors@entorian.com